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                                                                 EXHIBIT 99.B5.3


                              MANAGEMENT AGREEMENT


         AGREEMENT made as of this __ day of _________ 1998, by and between WILLIAM BLAIR MUTUAL FUNDS, INC., a Maryland corporation (the "Fund"), and WILLIAM BLAIR & COMPANY, L.L.C., an Illinois limited liability company (the "Manager").

         WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940, the shares of common stock, $.001 per value per share ("Shares"), of which are registered or are to be registered under the Securities Act of 1933; and

         WHEREAS, the Fund is authorized to issue Shares in separate series with each such series representing the interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Fund currently offers Shares in five portfolios, designated the Growth Fund, the International Growth Fund, the Income Fund, the Ready Reserves Fund, and the Value Discovery Fund; and

         WHEREAS, the Fund wants at this time to retain the Manager to render investment advisory and management services to a newly established portfolio, designated the Emerging Markets Growth Fund (the "Portfolio") and the Manager wants to render such services;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

         1. Employment; Services. The Fund hereby employs the Manager to act as the adviser for the Value Discovery Fund and to manage the investment and reinvestment of the assets of such Portfolio in accordance with applicable investment objectives, policies and restrictions, and to administer its affairs to the extent requested by and subject to the supervision of the Board of Directors of the Fund for the period and upon the terms herein set forth. The investment of funds shall be subject to all applicable restrictions of the Articles of Incorporation and By-Laws of the Fund as may from time to time be in force.

         The Manager accepts such employment and agrees during such period to render such services, to furnish office facilities and equipment and clerical, bookkeeping and administrative services for the Fund, to permit any of its principals or employees to serve without compensation as directors or officers of the Fund if elected to such positions, and to assume the obligations herein set forth for the compensation herein provided. The Manager shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. It is understood and agreed that the Manager, by separate agreements with the Fund, may also serve other Fund portfolios and serve the Fund in other capacities.
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         2. Management Fee. For the services and facilities described in Section
1, the Fund will pay to the Manager an annual management fee of 1.40% of the average daily net assets of the Portfolio.

         The fee payable under this Agreement shall be calculated and accrued for each business day by applying the appropriate annual rates to the net assets of the Portfolio as of the close of the preceding business day, and dividing the sum so computed by the number of business days in the fiscal year. The fee for a given month shall be paid on the first business day of the following month. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively. The services of the Manager to the Fund under this Agreement are not to be deemed exclusive, and the Manager shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

         3. Expenses. In addition to the fee of the Manager, the Fund shall assume and pay expenses for services rendered by a custodian for the safekeeping of the Fund's securities or other property, for keeping its books for account, for any other charges of the custodian, and for calculating the net asset value of the Fund as provided in the prospectus of the Fund. The Manager shall not be required to pay and the Fund shall assume and pay the charges and expenses of its operations, including but not limited to compensation of the directors (other than those affiliated with the Manager), charges and expenses of independent auditors, of legal counsel, of any transfer or dividend disbursement agent, any registrar of the Fund, costs of acquiring and disposing of portfolio securities, interest, if any, on obligations incurred by the Fund, costs of share certificates and of reports, membership dues in the Investment Company Institute or any similar organization, reports and notices to shareholders, stationery, printing, postage, other like miscellaneous expenses and all taxes and fees payable to federal, state or other government agencies on account of the registration of securities issued by the Fund, filing of corporate documents or otherwise. The Fund shall not pay or incur any obligation for any expenses for which the Fund intends to seek reimbursement from the Manager as herein provided without first obtaining the written approval of the Manager. The Manager shall arrange, if desired by the Fund, for principals or employees of the Manager to serve, without compensation from the Fund, as directors, officers or agents of the Fund if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law.

         The net asset value for the Portfolio shall be calculated in accordance with the provisions of the Fund's prospectus or at such other time or times as the directors may determine in accordance with the provisions of the Investment Company Act of 1940. On each day when the net asset value is not calculated, the net asset value of a share of the Portfolio shall be deemed to be the net asset value of such a share as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computations.

         4. Affiliations. Subject to applicable statutes and regulation, it is understood that directors, officers or agents of the Fund are or may be interested in the Manager as principals, agents or otherwise, and that the principals and agents of the Manager may be interested in the Fund otherwise than as a director, officer or agent.


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         5. Limitation of Liability of Manager. The Manager shall not be liable for any error of judgment or of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Manager in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         6. Term; Termination; Amendment. This Agreement shall become effective on the date hereof and shall remain in full force until April 30, 2000, unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter but only so long as such continuance is specifically approved for the Portfolio at least annually in the manner required by the Investment Company Act of 1940 and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved for the Portfolio, the Manager may continue to serve in such capacity for the Portfolio in the manner and to the extent permitted by the Investment Company Act of 1940 and the rules and regulations thereunder.

         This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Fund or by the Manager on sixty (60) days written notice to the other party. The Fund may effect termination by action of the Board of Directors or by vote of a majority of the outstanding voting securities of the Portfolio.

         This Agreement may also be terminated at any time, without the payment of any penalty, by the Board of Directors or by vote of a majority of the outstanding voting securities of the Portfolio, in the event that it shall have been established by a court of competent jurisdiction that the Manager or any officer or principal of the Manager has taken any action which results in a breach of the covenants of the Manager set forth herein.

         The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Investment Company Act of 1940 and the rules and regulations thereunder.

         Termination of this Agreement shall not affect the right of the Manager to receive payments on any unpaid balance of the compensation described in
Section 3 earned prior to such termination.

         This Agreement may be amended only by an instrument in writing signed by the party against which enforcement of the amendment is sought. An amendment of this Agreement shall not be effective until approved by (i) vote of the holders of a majority of the outstanding voting securities of the Portfolio; and
(ii) a majority of those Directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act of 1940) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

         7. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.


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         8. Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

         9. Applicable Law. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Illinois.

         IN WITNESS WHEREOF, the Fund and the Manager have caused this Agreement to be executed as of the day and year first above written.

                                       WILLIAM BLAIR MUTUAL FUNDS, INC.

                                            EMERGING MARKETS GROWTH FUND



                                            By:
                                               --------------------------------

ATTEST:


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                                            WILLIAM BLAIR & COMPANY, L.L.C.



                                            By:
                                               --------------------------------

ATTEST:


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